Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(616,505)
Unrealized Gain (Loss) on Market Value of Futures	8,621,949
Dividend Income	5,031
Interest Income	17,082
ETF Transaction Fees	700
Total Income (Loss)	$8,028,257

Expenses
General Partner Management Fees	$41,347
Professional Fees	15,584
Brokerage Commissions	8,672
Non-interested Directors' Fees and Expenses	439
Prepaid Insurance Expense	330
NYMEX License Fee	1,034
SEC & FINRA Registration Expense	3,818
Total Expenses	71,224
Expense Waiver	(20,716)
Net Expenses	$50,508
Net Income (Loss)	$7,977,749

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/16	$80,785,590
Additions (100,000 Shares)	2,573,474
Net Income (Loss)	7,977,749

Net Asset Value End of Month	$91,336,813
Net Asset Value Per Share (3,250,000 Shares)	$28.10

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612